Responses to Item 77D

Global Macro Absolute Return Advantage
Portfolio
Material changes to the investment policies of the Portfolio are described in one or more supplements to the prospectus and the prospectus, of Eaton Vance Global Macro
Absolute Return Advantage Fund (which
invests in the Portfolio) filed pursuant to Rule
497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.


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